UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2011 (May 14, 2011)

NIVS IntelliMedia Technology Group, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-34262	20-8057809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

NIVS Industry Park, No. 29-31,
Shuikou Road, Huizhou,
Guangdong, People’s Republic of China 516006

  (Address, including zip code, of principal executive offices)

86-752-3125862
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure To Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 5, 2011, NIVS IntelliMedia Technology Group, Inc. (the “Company”) received notification (the “Initial Notice”) from NYSE Amex LLC (the “Exchange”) of its intention to strike the common stock of the Company by filing a delisting application with the U.S. Securities and Exchange Commission (the "SEC") pursuant to Section 1009(a) of the NYSE Amex LLC Company Guide (the "Company Guide"), based on a determination by the staff of NYSE Regulation, Inc. (the “Staff”) that it is necessary and appropriate for the protection of investors to initiate immediate delisting proceedings.  For details regarding the Initial Notice, see the Company’s current report on Form 8-K filed with the SEC on April 11, 2011. The Company appealed the Staff’s determination and provided a written submission to the Exchange on May 6, 2011 in support of its appeal (the “Initial Submission”), and a supplemental written submission on May 10, 2011.

On May 16, 2011, the Company received a subsequent notification (the “Second Notice”) from the Exchange advising the Company of the Staff’s determination that the Company is also subject to delisting pursuant to Section 132(e) of the Company Guide, in that, in the view of the Staff, the Company made a material misrepresentation in its submission to the Listing Qualifications Panel.  Specifically, in the Initial Submission, the Company stated that it had been contacted by the SEC Division of Enforcement and received a subpoena for documents in relation to an SEC investigation of three other companies.  However, in the Initial Submission, the Company did not state that it was itself under investigation by the SEC.  It has come to the Staff’s attention that the representatives of the Company had been specifically informed prior to the date of the Initial Submission that the Company was itself a subject of the SEC’s investigation.  Notwithstanding such notification, the Initial Submission failed to disclose that the Company was itself under investigation by the SEC.  After the discrepancy was brought to the attention of the Company’s representatives, it submitted the Supplemental Submission, in which it confirmed that the Company is under investigation by the SEC.  In light of the failure to disclose the SEC investigation of the Company in the Initial Submission to the Listing Qualifications Panel, the Staff has determined that the Company is subject to delisting pursuant to Section 132(e) of the Company Guide, which provides that a listed company may be delisted “if any communication…to the Exchange…omits material information necessary to make the communication to the Exchange not misleading.”

On May 17, 2011, the Company received an additional notification (the “Third Notice”) from the Exchange advising the Company of the Staff’s determination that the Company has failed to comply with certain additional continued listing standards of the Exchange.  Specifically, a review of the SEC EDGAR database indicates that the Company has yet to file its Form 10-Q for the period ended March 31, 2011.  The timely filing of such report is a condition for the Company’s continued listing on the Exchange, as required by Sections 134 and 1101 of the Company Guide.  In addition, due to the fact that the Company’s auditor withdrew its most recent audit opinion, it is expected that a new independent auditor will need to complete a full audit of the Company’s financial statements.  As a result of this, there is no timetable as to when or if the Company will be able to complete the filing of its Form 10-K for the year ended December 31, 2010 or Form 10-Q for the period ended March 31, 2011.

The Company intends to address the additional determinations of the Staff, along with the prior determinations contained in the Initial Notice, at a hearing before the Listing Qualifications Panel scheduled for June 2, 2011.  There can be no assurance that the Company’s request for continued listing will be granted.

Item 4.01 Changes in Company’s Certifying Accountant.

Resignation of Previous Independent Registered Public Accounting Firm

On May 14, 2011, BDO China Li Xin Da Hua CPA Co., Ltd. (“BDO”) resigned as the Company’s independent auditor, effective immediately. In its letter to the Company’s audit committee, dated May 14, 2011, BDO noted that the reason for its resignation was the Company’s inability to provide BDO with “certain critical financial related documents and records,” including production records, inventory logbooks, original bookkeeping records, and sales orders.

Other than as set forth above, from March 28, 2011 when BDO was engaged, through BDO’s resignation on May 14, 2011, there were (1) no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of BDO would have caused BDO to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

The Company furnished BDO with a copy of this disclosure on May 17, 2011, providing it with the opportunity to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. A letter from BDO, dated May 17, 2011 is filed as Exhibit 16.1 to this report.

The Company will authorize BDO to respond fully to the inquiries of any successor auditor concerning the subject matter of any potential reportable events and disagreements set forth above.

Item 7.01   Regulation FD Disclosure.

A copy of the Company’s press release regarding the Second Notice and Third Notice, which the Company is furnishing to the Securities and Exchange Commission, is attached as Exhibit 99.1.

The information reported under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01.  Other Events.

The Company has received formal notification from the staff of the SEC that it has initiated a formal, nonpublic investigation into whether the Company and four other listed companies had made material misstatements or omissions concerning their financial statements, including cash accounts and accounts receivable.  The SEC has served the Company with a subpoena, dated March 24, 2011, for documents relating to the matters under review by the SEC.  It is not possible at this time to predict the outcome of the SEC investigation, including whether or when any further proceedings might be initiated, when these matters may be resolved or what, if any, penalties or other remedies may be imposed. The Company is committed to cooperating with the SEC.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
16.1	Letter of BDO China Li Xin Da Hua CPA Co., Ltd., dated May 17, 2011
99.1	Press Release, dated May 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIVS INTELLIMEDIA TECHNOLOGY GROUP, INC.

Date: May 19, 2011	By:	/s/ Tianfu Li
Name: Tianfu Li
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter of BDO China Li Xin Da Hua CPA Co., Ltd., dated May 17, 2011
99.1	Press Release dated May 19, 2011